                               [KPMG LETTERHEAD]

                                                                    EXHIBIT 23.4

The Board of Directors
Global Equity Corporation

     We consent to the use of our report dated May 16, 1995 on the consolidated statements of financial position of The Ondaatje Corporation as at March 31, 1995 and 1994 and the consolidated statements of operations, deficit and changes in financial position for each of the years in the three year period ended March 31, 1995 included herein and to the reference to our firm under the heading "Experts" in the registration statement on Form S-4 of Citation Insurance Group.

/s/ KPMG Peat Marwick Thorne

Toronto, Canada

October 2, 1996